UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At Dana Holding Corporation’s (“Dana”) Annual Meeting of Shareholders held on April 23, 2013 (the “Annual Meeting”), shareholders considered three proposals that are described in more detail in Dana’s definitive proxy statement dated March 14, 2013 for the Annual Meeting of Shareholders. There were 212,644,833 shares of Dana common stock, including our Series A Preferred and Series B Preferred Stock on an as-if-converted basis for voting purposes, eligible to vote at the meeting. With the exception of Proposal IV that was not properly presented at the meeting and was therefore not acted upon by the shareholders, each of the proposals was considered and approved by the requisite majority of votes cast or represented.

The vote results detailed below represent final results as certified by the Inspector of Elections:

PROPOSAL I - Election of seven directors for a one-year term expiring in 2014 or upon the election and qualification of their successors:

	FOR	WITHHOLD
Virginia A. Kamsky	151,382,264	826,405
Terrence J. Keating	150,165,552	2,043,117
Joseph C. Muscari	151,382,180	826,489
Steven B. Schwarzwaelder	151,325,546	883,123
Richard F. Wallman	137,285,655	14,923,014
Keith E. Wandell	150,476,147	1,732,522
Roger J. Wood	151,902,372	306,297

PROPOSAL II - Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
138,125,210	2,737,352	11,346,107	5,438,601

PROPOSAL III - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013:

FOR	AGAINST	ABSTAIN
156,845,208	718,971	83,091

PROPOSAL IV - Consider a shareholder proposal for executives to retain significant stock:

Neither the proponent of this proposal nor a representative was in attendance to properly present the proposal at the meeting as required by SEC Rule 14a-8. Accordingly, no vote was taken on this shareholder proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: April 25, 2013	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Senior Vice President, General Counsel and Secretary

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